Exhibit 10.33
CDI Corporation
Second Amendment to Employment and Consulting Agreement

This is the second Amendment (this “Amendment”) to the Employment Agreement (the “Agreement) entered into as of February 15, 2009, and previously amended effective December 16, 2010, between CDI Corporation, a Pennsylvania corporation (the “Company”), and Robert J. Giorgio (the “Executive”).
In consideration of the mutual covenants set forth herein, the parties agree as follows:

1.
The term of Executive’s employment as President of the Company’s Global Engineering and Technology Solutions business shall be extended from December 31, 2012 to June 30, 2013 (the “Extension Period”). The parties may, at their respective discretion, agree to extend the Extension Period for up to another six-month period on the same terms as set forth herein (any such extension shall be considered a part of the Extension Period). The Employment Period under the Agreement shall include the Extension Period.

2.
During the Extension Period the Executive’s compensation shall be as follows: (a) base salary at the per annum rate provided in the Agreement which shall be pro-rated based on length of service during the Extension Period and shall be paid in the same manner set forth in the Agreement; (b) bonus at the same level provided in the Agreement which shall be pro-rated based on length of service during the Extension Period and the performance targets and the Executive’s achievement of those performance targets will be based on performance during the Extension Period, as determined by the Compensation Committee of the Board of Directors of CDI Corp.; and (c) employee benefits and withholding as set forth in the Agreement. Any bonus shall be paid following the filing of the financial results in a quarterly report that include the entire Extension Term and otherwise in the manner set forth in the Agreement.

3.
The Consulting Period shall be the period beginning on the first day following the end of the Extension Term and ending on December 31, 2014. The minimum day requirements provided in the Agreement shall remain at the same levels for each year.

4.	In the event of Executive’s Retirement as provided in the Executive’s outstanding Stock Appreciation Rights Agreements, the Executive shall have until December 31, 2014 to exercise such awards.

5.	All other provisions of the Agreement remain unchanged.

IN WITNESS WHEREOF, intending to be legally bound hereby, the parties have executed this Amendment effective as of December 31, 2012.

Company:		Executive:
CDI CORPORATION

By:	/s/ Paulett Eberhart	/s/ Robert J. Giorgio
	Paulett Eberhart	Robert J. Giorgio